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                                                                     Exhibit 5.2


                            SNOW BECKER KRAUSS P.C.
                                ATTORNEYS AT LAW
                                605 THIRD AVENUE
                           NEW YORK, N.Y. 10158-0125

                                     ------

                                 (212) 687-3860
                                   TELECOPIER
                                 (212) 949-7052



                                                              November 21, 1996





Board of Directors
Integrated Surgical Systems, Inc.
829 West Stadium Lane
Sacramento, California  95834

Ladies and Gentlemen:

        You have requested our opinion, as counsel for Integrated Surgical Systems, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission, of a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933 (the "Act") and Rule 462(b) promulgated thereunder, pursuant to which the Company is registering 28,750 shares (the "Shares") of common stock, par value $0.01 ("Common Stock"), of the Company and 28,750 redeemable common stock purchase warrants (the "Redeemable Warrants"), each exercisable to purchase one share of Common Stock (the aggregate of 28,750 shares of Common Stock issuable upon exercise of the Redeemable Warrants being hereinafter referred to as the "Warrant Shares"), and (ii) warrants (the "Underwriters' Warrants") to purchase 2,500 shares of Common Stock (the "Underwriters' Shares") and 2,500 warrants (the "Underwriters' Common Stock Warrants"), each exercisable to purchase one share of Common Stock (the aggregate of 2,500 shares of Common Stock issuable upon exercise of the Underwriters' Common Stock Warrants being hereinafter referred to as the "Underwriters' Warrant Shares".)

                           SNOW BECKER KRAUSS P.C.
                              ATTORNEYS AT LAW
                              605 THIRD AVENUE
                          NEW YORK, N.Y. 10158-0125
                                   ------

                               (212) 687-3860
                                 TELECOPIER
                               (212) 949-7052



Integrated Surgical Systems, Inc.
November 21, 1996
Page 2



         We have examined such records and documents (including the proceedings proposed to be taken by the Company in connection with the registration, sale and issuance of the securities included in the Registration Statement) and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act and the applicable state securities laws and upon completion of the proceedings being taken or contemplated by us, as counsel to the Company, prior to the issuance and sale of the securities included in the Registration Statement:

         (1) The Shares, the Redeemable Warrants and Underwriters' Warrants will be duly authorized and, when issued, delivered and paid for in the manner described in the form of Underwriting Agreement incorporated by reference as Exhibit 1.1 to the Registration Statement, will be legally issued and the Shares, when so issued, delivered and paid for will also be fully paid and nonassessable.

         (2) The Warrant Shares will be duly authorized, and when issued, delivered and, paid for upon exercise of the Redeemable Warrants in the manner described in the form of Warrant Agreement incorporated by reference as Exhibit 4.2 to the Registration Statement, will be legally issued, fully paid, and nonassessable.

         (3) The Underwriters' Shares, the Underwriters' Common Stock Warrants and the Underwriters' Warrant Shares, will be duly authorized and, when issued, delivered and paid for in the manner described in the Underwriters' Warrants incorporated by reference as Exhibit 4.1 to the Registration Statement, will be legally issued, and the Underwriters' Shares and the Underwriters' Warrant Shares, when so issued, delivered and paid for will also be fully paid and nonassessable.

         (4) The Redeemable Warrants, the Underwriters' Warrants and the Underwriters' Common Stock Warrants, will be duly authorized, and when issued and paid for as set forth in the Prospectus forming a part of the Registration Statement, will be legally issued, fully paid and non-assessable, and will constitute the valid and legally binding obligations of the Company, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the availability of remedies (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. We further consent to the incorporation by reference in this Registration Statement filed pursuant to Rule 462(b) promulgated under the Act of our opinion and consent to the use of such opinion included in the Company's Registration Statement on Form SB-2 (Registration No. 333-9207) as Exhibits 5.1 and 23.1 thereto, respectively.


                                                  Very truly yours,


                                                  SNOW BECKER KRAUSS P.C.